UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report): November 17, 2014

DEEP WELL OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-24012	98-0501168
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Suite 700, 10150 – 100 Street, Alberta, Canada	T5J 0P6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (780) 409-8144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR )))240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Executive Officer; Election of Directors; Appointment of Principal Officers.

On November 17, 2014, the Board of Directors of Deep Well Oil & Gas, Inc. (the “Company”), by written consent, appointed Mr. Colin Outtrim to the Board of Directors of the Company. Mr. Outtrim accepted the appointment on November 17, 2014. Upon Mr. Outtrim's appointment, the Board granted Mr. Outtrim a five year option to purchase up to 600,000 shares of the Company's common stock at an exercise price of $0.23 per common share. The options shall vest 1/3 immediately upon granting, and 1/3 upon the 1st year anniversary date of the grant and the final 1/3 on the 2nd year anniversary date of the grant.

Item 9.01 Financial Statements and Exhibits.

The Company issued a press release on November 19, 2014, announcing the appointment of Mr. Outtrim to the Board of Directors, which is filed herewith as Exhibit 99.1.

(a) Financial Statements

Not Applicable.

(d) Exhibits to subject matter reported on this Form 8-K

Exhibit No.	Description
99.1	Press Release dated November 19, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEEP WELL OIL & GAS, INC.

Date: November 19, 2014	By:	/s/ Horst A. Schmid
Dr. Horst A. Schmid
President and CEO